UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 17, 2019

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7005 Southfront Road

Livermore, CA 94551

(Address of Principal Executive Offices)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“FORM”	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

On September 17, 2019, the Board of Directors (the “Board”) of FormFactor, Inc. (the “Company”) appointed Rebeca Obregon-Jimenez to serve as a director. Ms. Obregon-Jimenez will be a Class III member of the Board and will also serve on the Board’s Compensation Committee.

Ms. Obregon-Jimenez joins the Company’s Board of Directors with over 25 years of experience in the semiconductor industry. Ms. Obregon-Jimenez currently serves as a Corporate Vice President of Sales for Amkor Technology, Inc. one of the world’s largest providers of outsourced semiconductor packaging and test services. From 2014 to 2018, Ms. Obregon-Jimenez served as a Senior Vice President at Amkor Technology in Sales, Strategic Program Management, and in Operations Finance. From 1999 to 2014, Ms. Obregon-Jimenez held executive and senior management positions at Integrated Device Technology, Inc., and Integrated Circuit Systems, Inc., in test operations, test engineering and product engineering. From 1990 to 1999, she served in the Semiconductor Products Sector of Motorola, where she held roles of increasing responsibility in a variety of engineering positions.

As a member of the Board, Ms. Obregon-Jimenez will receive an annual retainer of $52,500, including a committee membership retainer for her service on the Compensation Committee, which will be prorated for 2019. Ms. Obregon-Jimenez will also receive a grant under the Company’s Equity Incentive Plan of 5,992 restricted stock units vesting in full on May 17, 2020. This grant is in accordance with the Company’s new policy for new director equity compensation, which provides for initial grants of 9,000 restricted stock units to new directors prorated based on the number of days of service from the new director’s start date through the vesting date of the regular annual grants to existing directors. Additional information regarding non-employee director compensation is set forth in the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on April 3, 2019.

The Board has determined that Ms. Obregon-Jimenez is an independent director in accordance with applicable NASDAQ Global Market rules and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines.

Ms. Obregon-Jimenez has entered into an indemnity agreement, the terms of which are identical in all material respects to the Company’s form of indemnity agreement, which the company filed as Exhibit 10.01 to its Form S-1 Registration Statement with the Securities and Exchange Commission on May 28, 2002.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Ms. Obregon-Jimenez or any member of her immediate family had, or will have, a direct or indirect material interest.

Item 8.01 Other Events

Following the appointment of Rebeca Obregon-Jimenez to the Board, the committees of the Board are composed of the following directors:

•	Audit Committee: Michael W. Zellner (Chair), Raymond A. Link and Lothar Maier;

•	Compensation Committee: Edward Rogas, Jr. (Chair), Kelley Steven-Waiss and Rebeca Obregon-Jimenez; and

•	Governance and Nominating Committee: Raymond Link (Chair), Lothar Maier, Kelley Steven-Waiss and Michael W. Zellner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	September 20, 2019	By:	/s/ Jason Cohen
			Name:	Jason Cohen
			Title:	Vice President and General Counsel